SUPPLY AGREEMENT

                                    for

                                NATURAL GAS

                                    to

                        BADAK IV LNG SALES CONTRACT

                          Dated: 12th August 1991
                       Effective: 23rd October 1990


                                 PERTAMINA


                        VIRGINIA INDONESIA COMPANY
                           OPICOIL HOUSTON, INC.
                        ULTRAMAR INDONESIA LIMITED
                    UNION TEXAS EAST KALIMANTAN LIMITED
                     UNIVERSE GAS & OIL COMPANY, INC.
                                    and
                      VIRGINIA INTERNATIONAL COMPANY



                        BADAK IV LNG SALES CONTRACT
                             SUPPLY AGREEMENT


     THIS SUPPLY AGREEMENT, made and entered into in Jakarta the 12th day of August, 1991, but effective as of the 23rd day of October, 1990, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), OPICOIL HOUSTON, INC., ULTRAMAR INDONESIA LIMITED, UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC. and VIRGINIA INTERNATIONAL COMPANY (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                WITNESSETH

     WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract, dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract"). The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area"; and

     WHEREAS, pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the natural gas produced and saved from the VICO Contract Area (the percentage share of such natural gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party); and

     WHEREAS, the reserves of natural gas in the VICO Contract Area exceed the reserves committed to be produced, supplied and delivered by PERTAMINA and Contractors to meet a portion of PERTAMINA's existing obligations under LNG sales contracts, LPG sales contracts, and domestic gas sales contracts; and

     WHEREAS, PERTAMINA, with assistance from Contractors, is constructing one additional liquefaction train at the natural gas liquefaction plant located at Bontang Bay, on the east coast of Kalimantan, Indonesia (as so expanded, the "Bontang Plant") which expansion will include construction of such additional port, utility, plant and other facilities as may be required; and

     WHEREAS, funds for the expansion of the liquefaction plant will be provided to PERTAMINA through financing of the cost of such expansion on terms mutually agreeable to PERTAMINA and Contractors which provide for the repayment of funds provided pursuant to such financing and the cost of such funds (repayment of funds and the cost of such funds are hereinafter referred to as "Financing Costs"); and

     WHEREAS, PERTAMINA and Contractors are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement"), which provides for the operation of the Bontang Plant and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

     WHEREAS, PERTAMINA and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the VICO Contract Gas (as hereinafter defined in Section 2.2) and the Other Contract Gas (as hereinafter defined in Section 2.3); and

     WHEREAS, it is contemplated that additional LNG resulting from the increased capability of the Bontang Plant will be sold on the basis of the highest price and most favorable terms available for such LNG; and

     WHEREAS, PERTAMINA, in collaboration with Contractors and its production sharing contractors in the other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas") has made arrangements for the sale and supply to Osaka Gas Co., Ltd., Tokyo Gas Co., Ltd. and Toho Gas Co., Ltd. (collectively "Buyers" and individually "Buyer"), pursuant to the Badak IV LNG Sales Contract dated as of October 23, 1990 (the "Badak IV LNG Sales Contract"), of LNG produced from natural gas supplied from the VICO Contract Area and the Other Contract Areas; and

     WHEREAS, PERTAMINA and each Contractor desire to supply and deliver natural gas from the VICO Contract Area in support of the performance by PERTAMINA of its obligations under the Badak IV LNG Sales Contract; and

     WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (as hereinafter defined) in accordance with the terms of this Supply Agreement,

     NOW, THEREFORE, the parties agree as follows:

                                 ARTICLE 1

     This Supply Agreement shall be effective as of the 23rd day of October, 1990 and shall terminate on the date the Badak IV LNG
Sales Contract terminates.

                                 ARTICLE 2

     2.1 The total quantity of net natural gas required to be supplied and delivered out of proved recoverable reserves of natural gas in East Kalimantan for liquefaction and sale as LNG under the Badak IV LNG Sales Contract is estimated to be 2.0538 trillion standard cubic feet ("t.s.c.f."): such quantity is herein referred to as the "Badak IV Base Net Gas Requirement". The Badak IV Base Net Gas Requirement is based on the "Fixed Quantities" of LNG which Buyers are initially committed to purchase under the Badak IV LNG Sales Contract. In addition to such Fixed Quantities, further quantities of LNG may be required under the Badak IV LNG Sales Contract in respect of LNG which Buyers have options to purchase. The additional quantities of net natural gas, estimated not to exceed 0.3717 t.s.c.f., required to be supplied for liquefaction and sale as LNG are herein called the "Badak IV Additional Net Gas Requirement". "Fixed Quantities", as used above, shall have the meaning defined in the Badak IV LNG Sales Contract.
     2.2 PERTAMINA and Contractors hereby commit and agree to supply and deliver from proved recoverable reserves of natural gas in specific fields within the VICO Contract Area sufficient natural gas (and LNG resulting from the liquefaction thereof) to meet a portion of the Badak IV Base Net Gas Requirement and the Badak IV Additional Net Gas Requirement over the term of this Supply Agreement consisting of 0.6063 t.s.c.f., or 25.000% thereof, subject to adjustment provided in Section 2.4. Such quantities of net natural gas committed to be supplied pursuant to this Supply Agreement are herein referred to as the "VICO Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage". The specific fields from which VICO Contract Gas will be committed, as well as the quantities committed from each field, will be identified in a supplemental memorandum to be entered into among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas (the "Supplemental Memorandum").

     2.3 To meet the balance of the Badak IV Base Net Gas Requirement and the Badak IV Additional Net Gas Requirement constituting 1.8192 t.s.c.f., or 75.000% thereof, subject to adjustment as provided in Section 2.4, sufficient natural gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by PERTAMINA and its production sharing contractors from proved recoverable reserves of natural gas in specific fields within the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amounts are herein collectively referred to as the "Other Contract Gas"). The specific fields from which the Other Contract Gas will be committed, as well as the quantities committed from each field, will be identified in the Supplemental Memorandum.

     2.4 The amounts of net natural gas constituting the VICO Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of natural gas to be certified by the independent petroleum consultant firm of DeGolyer and MacNaughton in written statements based on data available on December 31, 1991.

     The quantities for the VICO Contract Gas and the Other Contract Gas and the Producers' Percentage set forth in Sections
2.2 and 2.3 were established by PERTAMINA in its letter dated December 20, 1989 (No. 1852/D0000/89.S1) to be used only on a provisional basis until such time as DeGolyer and MacNaughton certify such reserves, following which the identity of the participating fields and the quantities in each field which comprise the VICO Contract Gas and the Other Contract Gas and the Producers' Percentage shall be adjusted and documented in the Supplemental Memorandum in accordance with the Memorandum of Understanding Re: Supply Agreements and Package IV Sales, of even date herewith, by and among PERTAMINA, Contractors and the production sharing contractors in the Other Contract Areas.

     2.5  Upon completion of the adjustments provided for in
Section 2.4, but not later than the date of loading the initial cargo of LNG for delivery under the Badak IV LNG Sales Contract, PERTAMINA and Contractors shall execute an addendum to this Supply Agreement confirming the VICO participating fields, the quantities in each field which comprise the VICO Contract Gas and the Other Contract Gas and the Producers' Percentage.

                                 ARTICLE 3

     The VICO Contract Gas and the Other Contract Gas may be produced from participating fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of natural gas. The supply of natural gas from the VICO Contract Area and the Other Contract Areas will be coordinated by PERTAMINA so as to conserve and permit full utilization of such natural gas. The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from PERTAMINA, VICO, Total Indonesie and Unocal Indonesia, Ltd.

                                 ARTICLE 4

     4.1 PERTAMINA shall be responsible for the due and prompt administration of the Badak IV LNG Sales Contract for the benefit of PERTAMINA and Contractors. All matters which affect the Badak IV LNG Sales Contract or the sale and delivery of LNG thereunder will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under
Article 8. It is understood, however, that it will be necessary from time to time for PERTAMINA, as seller, to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of such action.

     4.2 PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the Badak IV LNG Sales Contract. PERTAMINA and Contractors shall confer and agree as to any amendment to the Badak IV LNG Sales Contract or to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or change in the terms thereof. At the request of any party hereto, a memorandum evidencing such agreement shall be prepared as soon as feasible and signed by each party hereto.

                                 ARTICLE 5

     5.1 PERTAMINA will cause the LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas to be delivered to Buyer at the "Delivery Point" as defined in the Badak IV LNG Sales Contract. Title to each Contractor's share of LNG extracted from the VICO Contract Gas shall pass to PERTAMINA eo instante with the passage of title from PERTAMINA to each Buyer.

     5.2 At the time of delivery of each cargo of LNG to a Buyer at the Delivery Point, PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity and quality thereof, together with copies of the invoices to such Buyer covering such shipment. PERTAMINA will also furnish to Contractors a copy of each invoice or billing delivered to a Buyer on account of (a) take-or-pay, (b) interest or (c) other payment obligation of Buyers under the Badak IV LNG Sales Contract, concurrently with its being furnished to such Buyer. Calculation of the "Contract Sales Price" under the Badak IV LNG Sales Contract, the amount of sales invoices and other billings to Buyers, and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to Buyers.

                                 ARTICLE 6

     6.1 The amounts to be paid to each Contractor for its share of the LNG resulting from the liquefaction of natural gas to be supplied under this Supply Agreement shall be its Production Sharing Percentage of the Producers' Percentage of the sum of:
          (a) all amounts to be paid by Buyers to PERTAMINA for LNG sold and delivered under the Badak IV LNG Sales Contract;

          (b) all other amounts which a Buyer shall become obligated to pay pursuant to the Badak IV LNG Sales
          Contract including, without limitation:

               (i) amounts payable on account of LNG required to be taken but which is not taken by such Buyer;

               (ii) any incremental payments applicable to make-up deliveries; and

               (iii) any interest accruing on overdue invoice payments;

          (c) amounts payable by insurers in respect of LNG resulting from the liquefaction of the VICO Contract Gas and the Other Contract Gas; and

          (d) interest earned on any of the amounts referred to in this Section 6.1.

     6.2 In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 6.1, PERTAMINA hereby assigns to each Contractor that Contractor's Production Sharing Percentage of the Producers' Percentage of all amounts referred to in Section 6.1.

     6.3 Throughout the term of this Supply Agreement, all payments referred to in Section 6.1 shall be paid in U.S. Dollars, directly to Continental Bank International in New York City (or such other leading bank in the United States as shall be selected by PERTAMINA and approved by Contractors) pursuant to a Trustee and Paying Agent Agreement, the parties to which shall be PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder. The said Trustee and Paying Agent Agreement shall provide that amounts received by the Trustee shall be used for payment of Financing Costs, Plant Operating Costs and other costs approved by PERTAMINA and Contractors. Amounts received by the Trustee, to the extent that they are not used for payment of the costs referred to in the preceding sentence, shall, insofar as they are applicable to the VICO Contract Gas, be disbursed to PERTAMINA and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

     6.4 (a) The right of Contractors to the payments provided for in this Article 6 shall extend throughout the term of this Supply Agreement and shall not, except in the event of an occurrence contemplated in Section 6.4(d), be affected by the production rates or sources of natural gas supplied from the VICO Contract Gas or the Other Contract Gas from time to time during the term hereof.

          (b) If the quantities of net natural gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement exceed in the aggregate the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be increased, except in the event of an occurrence contemplated in Section 6.4(d), and Contractors, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the Other Contract Areas equal to such excess quantities.

     (c) If the quantities of net natural gas produced from the participating fields within the VICO Contract Area and delivered pursuant to this Supply Agreement are in the aggregate less than the quantity of the VICO Contract Gas, the Producers' Percentage (and the percentage of the revenues to be paid to PERTAMINA and Contractors hereunder) will not be reduced, except in the event of an occurrence contemplated in Section 6.4(d), and production sharing contractors in the Other Contract Areas and any new contract area, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the VICO Contract Area equal to excess quantities delivered from sources within the Gas Supply Area.

     (d) If an insufficiency of deliverable reserves of natural gas shall occur which precludes the delivery from participating field(s) within the VICO Contract Area or from participating field(s) within any of the Other Contract Areas of the aggregate amount of natural gas committed therefrom pursuant to this Supply Agreement or to any of the supply agreements referred to in Section
2.3 over the term thereof, then such insufficiency shall be delivered from field(s), including but not limited to the participating field(s) within the area(s) not then experiencing an insufficiency of deliverable reserves, and the Producers' Percentage shall thereupon be adjusted (together with a corresponding adjustment to the VICO Contract Gas) to reflect the revised share of the net natural gas in support of PERTAMINA's obligations under the Badak IV LNG Sales Contract which will be supplied and delivered from the VICO Contract Area over the term hereof, such adjustment in the Producers' Percentage to apply only to payments provided for in this Article 6 received after the date thereof. The procedure for determining (a) an insufficiency in deliverable reserves, (b) the allocation of the right to supply such insufficiency among the VICO Contract Area, the Other Contract Areas and any new contract area and (c) the calculation of the future Producers' Percentage, shall be made in accordance with principles to be decided upon by PERTAMINA.

                                        ARTICLE 7

     All disputes arising in connection with this Supply Agreement shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.
     This Supply Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America.

                                 ARTICLE 8

     VICO is designated representative by Contractors for performance on behalf of Contractors of their obligation under
Section 4.1 and for the giving of notices, responses or other communications to and from Contractors under this Supply Agreement. Such representative may be changed by written notice to such effect from Contractors to PERTAMINA.

                                 ARTICLE 9

     Any notices to the parties shall be in writing and sent by mail or telex to the following addresses:

     To PERTAMINA:

     PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
     (PERTAMINA)
     Jalan Medan Merdeka Timur 1 A
     Jakarta, Indonesia
     Attention:  Head of BPPKA

     Cable:  PERTAMINA, Jakarta, Indonesia
     Telex:  PERTAMINA, 44134 Jakarta
     Telecopy:  343882


     To Contractors:

     VICO INDONESIA
     6th Floor, Kuningan Plaza
     South Tower
     JL. H.R. Rasuna Said Kav. C11-14
     P.O. Box 2828
     Jakarta Selatan, Indonesia
     Attention:  President - VICO Indonesia

     Cable:  VICO
     Telex:  79644421
     Telecopy:  5200174 or 3800037

cc:   VIRGINIA INDONESIA COMPANY
                             One Houston Center
                             1221 McKinney
                             Suite 624
                             P.O. Box 1551
                             Houston, Texas 77251-1551
                             U.S.A.
                             Attention:  Chairman

                             Telex:  166-100
                             Telecopy:  (713) 754-6698


A party may change its address by written notice to the other parties.

                                ARTICLE 10

      10.1 This Supply Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

      10.2 This Supply Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Supply Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production
Sharing Contract.

      10.3 The parties to this Supply Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Supply Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.

      IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Supply Agreement on the day and year first written above, but effective as of October
23, 1990.


PERUSAHAAN PERTAMBANGAN MINYAK    Contractors:
DAN GAS BUMI NEGARA (PERTAMINA)   VIRGINIA INDONESIA COMPANY



BY _________/s/________________        BY _______/s/___________


                                       OPICOIL HOUSTON, INC.



                                       BY _______/s/___________


                                       ULTRAMAR INDONESIA LIMITED



                                       BY _______/s/_____________


                                       UNION TEXAS EAST KALIMANTAN
                                        LIMITED



                                       BY _______/s/______________


                                       UNIVERSE GAS & OIL COMPANY, INC.



                                       BY _______/s/______________


                                       VIRGINIA INTERNATIONAL COMPANY



                                       BY _______/s/_________________